Exhibit 10.2

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

The Board of Directors of Autonomix Medical, Inc. (the “Company”) has approved the following Non-Employee Director Compensation Policy (this “Policy”), which establishes compensation to be paid to non-employee directors of the Company, to provide an inducement to obtain and retain the services of qualified persons to serve as members of the Company’s Board of Directors.

Applicable Persons

This Policy shall apply to each director of the Company who is not an employee of, or compensated consultant to, the Company or any Affiliate (each, an “Outside Director”). “Affiliate” shall mean a corporation which is a direct or indirect parent or subsidiary of the Company.

Stock Option Grants

Annual Stock Option Grants

Each Outside Director shall be granted a non-qualified stock option to purchase 50,000 shares of the Company’s common stock under the Company’s approved stock plan (the “Stock Plan”) each year on the date of the Company’s annual meeting of stockholders (an “Annual Stock Option”). Unless otherwise specified by the Board of Directors or the Compensation Committee at the time of grant, all Annual Stock Options granted under this Policy shall (i) vest quarterly over one year from the date of the annual meeting of stockholders, subject to the Outside Director’s continued service on the Board of Directors on each vesting date; (ii) have an exercise price equal to the fair market value of the Company’s common stock as determined in the Stock Plan on the date of grant; (iii) shall have a term ending on the earlier of ten years from the date of the grant or 90 days after cessation of Board service by an Outside Director (or one year if the reason for such cessation is death); and (iv) contain such other terms and conditions as the Board of Directors or the Compensation Committee shall determine.

Initial Stock Option Grants

Each new Outside Director shall be granted a non-qualified stock option to purchase 75,000 shares of the Company’s common stock under the Stock Plan on the date of his or her initial appointment or election to the Board of Directors (an “Initial Stock Option”). Unless otherwise specified by the Board of Directors or the Compensation Committee at the time of grant, all Initial Stock Options granted under this Policy shall (i) vest in three equal annual installments, commencing on the first anniversary from the date of the grant, subject to the Outside Director’s continued service on the Board of Directors on each vesting date; (ii) have an exercise price equal to the fair market value of the Company’s common stock as determined in the Stock Plan on the date of grant; (iii) shall have a term ending on the earlier of ten years from the date of the grant or 90 days after cessation of Board service by an Outside Director (or one year if the reason for such cessation is death); and (iv) contain such other terms and conditions as the Board of Directors or the Compensation Committee shall determine.

All stock option amounts set forth herein shall be subject to automatic adjustment in the event of any stock split or other recapitalization affecting the Company’s common stock.

Cash Fees

The following annual cash fees shall be paid to the Outside Directors and to each Outside Director serving as Chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as applicable:

Cash
	Committee Chair			Committee Member
Base	Audit	Compensation	Nominating & Governance	Audit	Compensation	Nominating & Governance
$40,000	$15,000	$10,000	$7,500	$7,500	$5,000	$3,750

Note: Chair and Committee member compensation are not additive.

Cash payments payable to Outside Directors shall be paid quarterly in arrears. For any portion of a fiscal year in which the Outside Director begins providing service, quarterly payments shall be pro-rated based on a 365-day year calculation. If an Outside Director dies, resigns or is removed during any quarter, he or she shall be entitled to a cash payment on a pro-rated basis through his or her last day of service based on a 365-day year calculation.

Expenses

Upon presentation of documentation of such expenses reasonably satisfactory to the Company, each Outside Director shall be reimbursed for his or her reasonable out-of-pocket business expenses incurred in connection with attending meetings of the Board of Directors and Committees thereof or in connection with other business related to the Board of Directors.

Amendments

The Compensation Committee or the Board of Directors shall review this Policy from time to time to assess whether any amendments in the type and amount of compensation provided herein should be adjusted in order to fulfill the objectives of this Policy.